9 Meters Biopharma, Inc Announces the Closing of $22.5 Million Private Placement Funding

Raleigh, NC, May 4 2020 - 9 Meters Biopharma, Inc (Nasdaq: NMTR), today announced today announced that it has closed a private placement with existing and new investors to raise $22.5 million. The funding provides the capital for the soon to be launched Phase 1B/2A study for the first and only long-acting GLP-1 receptor agonist for the treatment of short bowel syndrome, and the top-line readout for the first-ever drug in a Phase 3 trial for celiac disease. The private placement was led Orbimed Advisors, LLC.

The private placement consists of 382,783 units, at a price of $58.94 per unit. Each unit includes (i) one share of non-voting Series A convertible preferred stock, and (ii) one immediately-exercisable warrant to purchase one share of non-voting Series A convertible preferred stock at an exercise price of $58.94 per preferred share. Upon shareholder approval each share of non-voting Series A convertible preferred stock will convert into 100 shares of common stock, provided that a holder may opt out of automatic conversion, only to the extent such holder beneficially owns more than 4.99% of the outstanding shares of common stock of 9 Meters. The $58.94 unit price was determined using a 10-day volume weighted average price (VWAP) of the Company’s shares prior to entering into definitive agreements and pricing the transaction. The conversion is expected to take place within 60 days.

William Blair & Company, L.L.C. acted as lead placement agent. Intuitive Venture Partners acted as a private placement advisor.

The securities to be sold in this private placement have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or applicable state securities laws, and accordingly may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws. The Company has agreed to file a registration statement with the Securities and Exchange Commission (the "SEC") registering the resale of the shares of common stock issuable upon the conversion of the Series A convertible preferred stock, and the common stock issuable upon the exercise of the warrants issued in this private placement.

This press release does not constitute an offer to sell or the solicitation of an offer to buy the securities, nor shall there be any sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state. Any offering of the securities under the resale registration statement will only be by means of a prospectus.

About 9 Meters Biopharma
9 Meters Biopharma, Inc. is a rare, orphan and unmet needs focused GI company. The Company is advancing NM-002, a proprietary long-acting GLP-1 agonist into Phase 2 trial for Short Bowel Syndrome (SBS), a rare, orphan disease, as well as larazotide, a Phase 3 tight junction regulator being evaluated for patient-reported symptom improvement in non-responsive celiac disease. For more information, please visit www.9meters.com.

Forward-looking Statements
This press release includes forward-looking statements based upon the Company’s current expectations. Forward-looking statements involve risks and uncertainties, and include, but are not limited to, the potential effects of the ongoing coronavirus outbreak and related mitigation efforts on the Company's clinical, financial and operational activities; the Company's continued listing on Nasdaq; expectations regarding future financings; the future operations of the Company; the nature, strategy and focus of the Company; the development and commercial potential and potential benefits of any product candidates of the Company; anticipated preclinical and clinical drug development activities and related timelines, including the expected timing for data and other clinical and preclinical results; the Company having sufficient resources to advance its pipeline; and any other statements that are not historical fact. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation: (i) uncertainties associated with the clinical development and regulatory approval of product candidates; (ii) risks related to the inability of the Company to obtain sufficient additional capital to continue to advance these product candidates and its preclinical programs; (iii) uncertainties in obtaining successful clinical results for product candidates and unexpected costs that may result therefrom; (iv) risks related to the failure to realize any value from product candidates and preclinical programs being developed and anticipated to be developed in light of inherent risks and difficulties involved in successfully bringing product candidates to market; (v) the the impact of COVID-19 on our operations, clinical trials or proposed merger and future financings and (vi) risks associated with the possible failure to realize certain anticipated benefits of the proposed Merger, including with respect to future financial and operating results. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties. These and other risks and uncertainties are more fully described in periodic filings with the SEC, including the factors described in the section entitled "Risk Factors" in Innovate Biopharmaceuticals. Inc. Annual Report on Form 10-K for the year ended December 31, 2019 and in other filings that Innovate has made and future filings the Company will make with the SEC. You should not place undue reliance on these forward-looking statements, which are made only as of the date hereof or as of the dates indicated in the forward-looking statements. The company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

Corporate contact
Edward J. Sitar
Chief Financial Officer
9 Meters BioPharma, Inc.
investor-relations@9meters.com
www.9meters.com

Media contact
Amy Jobe, Ph.D.
LifeSci Communications, LLC
ajobe@lifescicomms.com
315-879-8192

Investor contact
Corey Davis, PhD
LifeSci Advisors, LLC
cdavis@lifesciadvisors.com
212-915-2577